EXHIBIT 13.1



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of The Vigoro Corporation

   We have audited the accompanying consolidated balance sheets of The Vigoro Corporation (a Delaware corporation) and subsidiaries as of June 30, 1995 and 1994, and the consolidated statements of income, shareholders' equity and cash flows for the years ended June 30, 1995, 1994 and 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Central Canada Potash, Inc. which statements reflect total assets and total revenues of 21 percent and 6 percent, respectively, in 1995 of the consolidated totals. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for that entity, is based solely on the report of the other auditors.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Vigoro Corporation and subsidiaries as of June 30, 1995 and 1994, and the results of its operations and cash flows for the years ended June 30, 1995, 1994 and 1993 in conformity with U.S. generally accepted accounting principles.


                                                            Arthur Andersen LLP


Chicago, Illinois
January 22, 1996